Exhibit 10b

Independent Auditors’ Consent

To the Executive Board and Supervisory Board of ARCADIS NV

We consent to the incorporation by reference in the registration statement on Form S-8 relating the ARCADIS G&M, Inc. 2002 Officer Stock Purchase Plan/2001 Long Term Incentive Share Option Plan of our report dated March 7, 2003, with respect to the consolidated balance sheets of ARCADIS NV as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 20-F of ARCADIS NV.

De Meern, the Netherlands, June 12, 2003

KPMG Accountants N.V.